Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of February 28, 2012 and is by and between BANK OF AMERICA, N.A., (“Lender”), and SRI/SURGICAL EXPRESS, INC., a Florida corporation (“Borrower”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement referred to herein below.

W I T N E S S E T H:

WHEREAS, Lender and Borrower have entered into certain financing arrangements pursuant to the Amended and Restated Loan and Security Agreement dated as of August 4, 2011 between Borrower and Lender (as amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”);

WHEREAS, Events of Default are in existence under the Loan Agreement as a result of Borrower’s failure as of October 31, 2011, November 30, 2011 and, based on preliminary financial information, December 31, 2011, to maintain the required Fixed Charge Coverage Ratio in violation of Section 14(c) of the Loan Agreement, resulting in Events of Default under subsection 15(b) of the Loan Agreement (collectively, the “Existing Events of Default”);

WHEREAS, Borrower has requested that Lender waive the Existing Events of Default and amend the Loan Agreement in certain respects, as more particularly set forth herein; and Lender has agreed to the foregoing, on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the respective parties hereto hereby agree as follows:

1. Waiver. In reliance upon the representations and warranties of Borrower set forth in Section 4 below and subject to the conditions to effectiveness set forth in Section 3 below, Lender hereby waives the Existing Events of Default. This is a limited waiver and shall not be deemed to constitute a waiver of any other Event of Default or any other existing or future breach of the Loan Agreement or any of the Other Agreements or of any other covenant or provision of the Loan Agreement (including the Loan Agreement as amended in this Amendment) or Other Agreements.

2. Amendments to Loan Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 4 below and subject to the conditions to effectiveness set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a) Effective as of February 1, 2012, the table set forth in the defined term “Applicable Margin” in Section 1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Fixed Charge Ratio Based upon rolling 4 quarters		Base Rate Revolving & Term Loans	LIBOR Revolving & Term Loans	Letters of Credit Fee	Unused Line Fee*
Level	Ratio
I	If less than 1.30	3.00%	4.50%	4.50%	0.375%
II	≥1.30 but < 1.50	2.75%	4.25%	4.25%	0.375%
III	≥1.50	2.50%	4.00%	4.00%	0.375%

*	Stand-alone fee, not a spread over LIBOR or other interest rate

The parties hereby confirm that the Applicable Margin is currently set at Level I.

(b) Section 14(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c) Fixed Charge Coverage Ratio.

As of the last day of each fiscal month commencing March 31, 2012, for the twelve (12) month period ending on such date, Borrower shall not permit its Fixed Charge Coverage Ratio (i) to be less than 1.00 to 1.00 for the March 31, 2012 test date and (ii) to be less than 1.10 to 1.00 for each test date thereafter. For the avoidance of doubt, the Fixed Charge Coverage Ratio shall not be tested on January 31 or February 29, 2012.

(c) Section 14 of the Loan Agreement is hereby amended by adding new subsection (d) as follows:

(d) Minimum Excess Availability.

During the period commencing February 1, 2012, through and including five (5) Business Days following Lender’s receipt of the monthly financial statements and related compliance certificate for the period ending March 31, 2012, Borrower shall at all times maintain Minimum Excess Availability of not less than $2,500,000.

3. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions:

(a) Lender shall have received a copy of this Amendment executed by Borrower and Lender;

(b) Lender shall have received payment in full of the Amendment Fee (as defined below);

(c) No Event of Default (other than the Existing Events of Default) shall be in existence as of the date hereof; and

(d) All proceedings taken in connection with the transactions contemplated by this Amendment and all agreements, documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

4. Representations and Warranties. To induce Lender to execute and deliver this Amendment, Borrower hereby represents and warrants to Lender that, after giving effect to this Amendment:

(a) All representations and warranties contained in the Loan Agreement and the Other Agreements are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties remain true and accurate on and as of such earlier date);

(b) No Event of Default (other than the Existing Events of Default) has occurred which is continuing;

(c) This Amendment and the Loan Agreement constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally at law or by equitable principles relating to enforceability; and

(d) The execution and delivery by Borrower of this Amendment does not require the consent or approval of any Person, except such consents and approvals as have been obtained.

5. Release.

(a) In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Lender, its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment, the Loan Agreement, or any of the Other Documents or transactions hereunder or thereunder other than Claims caused by or resulting from the willful misconduct, bad faith or gross negligence of the applicable Releasee.

(b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

6. Amendment Fee. Borrower hereby agrees to pay Lender a non-refundable amendment fee (the “Amendment Fee”) in the amount of Thirty-Five Thousand and No/100 Dollars ($35,000) which is fully earned and due and payable on the date hereof.

7. Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any such counterpart which may be delivered by facsimile transmission or electronic mail shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Amendment.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

SRI/SURGICAL EXPRESS, INC.,

By	/s/ Mark R. Faris

Name	Mark R. Faris

Title	CFO

BANK OF AMERICA, N.A.

By	/s/ Vickie Tillman

Name	Vickie Tillman

Title	Senior Vice President

Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement